EXHIBIT 3.1
ARTICLES OF INCORPORATION

Electronic Articles of Incorporation For

P10000077734
FILED
September 22, 2010
Sec. Of State
rdunlap

ECRID, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ECRID, INC.

Article II

The principal place of business address:

8895 N. MILITARY TRIAL
SUITE 203B
PALM BEACH GARDENS, FL. 33410

The mailing address of the corporation is:

8895 N. MILITARY TRIAL
SUITE 203B
PALM BEACH GARDENS, FL. 33410

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000 SHARES OF COMMON STOCK

Article V

The name and Florida street address of the registered agent is:

CLEVELAND GARY
1446 SW 169TH AVENUE
INDIANTOWN, FL. 34956

I certify that I am familiar with and accept the responsibilities of registered agent.

P10000077734
FILED
September 22, 2010
Sec. Of State
rdunlap

Registered Agent Signature: CLEVELAND GARY

Article VI

The name and address of the incorporator is:

CLEVELAND GARY 1446 SW 169TH STREET

INDIANTOWN, FL 34956

Incorporator Signature: CLEVELAND GARY

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PRES
CLEVELAND GARY
1446 SW 169TH STREET
INDIANTOWN, FL. 34956

Article VIII

The effective date for this corporation shall be:

09/15/2010

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090103

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Filed in the Office of	Business Number C7032-1997
Barbara K. Cegavske	Filing Number 20170295407-17
Secretary of State State Of Nevada	Filed On 07/10/2017
	Number of Pages 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:
DPOLLUTION INTERNATIONAL, INC

2. The articles have been amended as follows: (provide article numbers, if available)
NAME CHANGE: ECRID, INC

3. The undersigned declare that they constitute at least two-thirds of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: 07/02/2017 Time: 2:22
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature]
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C7032-1997
Barbara K. Cegavske	Filing Number 20170247999-50
Secretary of State State Of Nevada	Filed On 06/07/2017
	Number of Pages 1

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

DPOLLUTION INTENATIONAL, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

That the articles be amended so that the authorized common share are to be increased to: 700,000,000 at a par value of $0.0001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: unanimous

4. Effective date and time of filing: (optional) Date: 06/07/2017 Time: 3:00PM
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Cleveland Gary
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

BOARD OF DIRECTORS RESOLUTION

Date: June 20, 2017
Board of Directors Members present at the meeting:
Cleveland Gary

Company: DPollution International, Inc.

Be it resolved that the Board of Directors of DPollution International, Inc., have met and agreed as follows:

It is approved that:

1. CLEVELAND GARY. is authorized to act in behalf of DPollution International, Inc., to do the following:
   a. Conduct daily business
   b. Open Bank accounts
   c. Sign Asset Purchase Agreements
   d. Act in any Management Capacity of DPollution International, Inc.
   e. Change the name from DPollution International, Inc. to Ecrid and do a reverse split 70-1.

Cleveland Gary, CEO/President,
Secretary, Treasurer, Director

6/20/2017
Date

Notary:

State of Florida

County of Palm Bch

This instrument was signed before me on 6-20-17

by Cleveland Gary
Print name of signer(s)

Notary Signature

TAMMY A. CASSON
MY COMMISSION # FF 932180
EXPIRES: December 2, 2019
Bonded Thru Budget Notary Services

Affix seal/stamp as close to signature as possible.

090103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Filed in the Office of	Business Number C7032-1997
Barbara K. Cegavske	Filing Number 20170265660-55
Secretary of State State Of Nevada	Filed On 06/20/2017
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

DPollution International, Inc

2. The articles have been amended as follows: (provide article numbers, if available)

Common Stock
Stock Split ration 70 to 1

Total shares outstanding prior to split* 176533964
Number of shares being cancelled* 174012050
Total shares outatanding ofter reverse* split*2521914

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: 06/19/2017 Time: 1:19 PM

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X Cleveland Gay
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.